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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG, CHARTERED ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Targeted Genetics Corporation for the registration of 5,950,798 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the financial statements of Emerald Gene Systems, Ltd. included in Targeted Genetics Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               /s/ ERNST & YOUNG
                                                           Chartered Accountants


Hamilton, Bermuda
November 16, 2000